SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

                           Filed by the Registrant |X|
                 Filed by a Party other than the Registrant |_|

                           Check the appropriate box:
                         |_| Preliminary Proxy Statement
                         |X| Definitive Proxy Statement
                       |_| Definitive Additional Materials
        |_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              GEOWORKS CORPORATION
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               Payment of Filing Fee (Check the appropriate box):
                              |X| No fee required.
  |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to
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|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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

                              GEOWORKS CORPORATION

                         6550 Vallejo Street, Suite 102
                          Emeryville, California 94608

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 17, 2002

To Our Stockholders:

The annual meeting of stockholders of Geoworks Corporation, a Delaware corporation (the "Company"), will be held on Tuesday, September 17, 2002, at 11:00 a.m., Pacific time, at the Company's principal executive offices located at 6550 Vallejo Street, Suite 102, Emeryville, California 94608, for these purposes:

      1. To elect seven directors to serve until the next annual meeting or until replacements are elected and qualified;

      2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending March 31, 2003; and

      3. To transact such other business as may properly come before the annual meeting or any postponement or adjournment of the meeting.

These proposals are more fully described in the proxy statement accompanying this notice. The Company's Board of Directors recommends that you vote FOR each of these proposals. The annual meeting may be postponed or adjourned by action of the stockholders voting in person or by proxy. Only stockholders of record at the close of business on July 19, 2002 are entitled to vote at the annual meeting.

All stockholders are cordially invited to attend the annual meeting in person. However, to ensure your representation at the annual meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed. Any stockholder attending the annual meeting may vote in person even if such stockholder has returned a proxy, as long as the shares are held in the stockholder's name or the brokerage firm, bank or other holder of record acting as the stockholder's nominee confirms the stockholder's ownership in writing. For 10 days prior to the annual meeting, a list of stockholders entitled to vote will be available for examination by any stockholder for purposes germane to the meeting during regular business hours at the offices of the Company, 6550 Vallejo Street, Suite 102, Emeryville, California, 94608. If you have any further questions concerning the annual meeting or any of the proposals, please contact Geoworks Investor Relations at
(510) 428-3900 ext. 307.

                                      By Order of the Board of Directors,

                                      /s/ Timothy J. Toppin

                                      TIMOTHY J. TOPPIN
                                      Secretary

Emeryville, California
August 1, 2002

                              GEOWORKS CORPORATION
                          6550 Vallejo Street, Suite 102
                          Emeryville, California 94608

                                ----------------

                                 PROXY STATEMENT

                                ----------------

The accompanying proxy is solicited by the Board of Directors the Company for use at the Annual Meeting of Stockholders to be held on Tuesday, September 17, 2002, at 11:00 a.m., Pacific time, or at any postponement or adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The annual meeting will be held at the Company's principal executive offices, located at 6550 Vallejo Street, Suite 102, Emeryville, California 94608. The telephone number at that location is (510) 428-3900, extension 307. The date of this Proxy Statement is August 1, 2002, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

                               GENERAL INFORMATION

Certain Financial Information. Please take note that the Company's 2002 Annual Report is enclosed with this Proxy Statement.

Voting Securities. Only stockholders of record as of the close of business on July 19, 2002 (the "Record Date") will be entitled to vote at the meeting or any postponement or adjournment thereof. As of the Record Date, there were 23,782,843 shares of common stock of the Company issued and outstanding. Stockholders may vote in person or by proxy. Each holder of shares of common stock is entitled to one vote on the proposals presented in this Proxy Statement for each share of stock held. There is no cumulative voting in the election of directors.

Solicitation of Proxies. The cost of soliciting proxies will be borne by the Company. The Company may use the services of its officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail, without additional compensation.

Voting of Proxies. All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted FOR all nominees for director, FOR the ratification of the independent auditors and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting. See "Other Matters to be Considered at the Annual Meeting" on page 19 of this Proxy Statement. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivering to the Secretary of the Company a written instrument that revokes the proxy or a validly executed proxy with a later date, or by attending the meeting and voting in person.

Quorum. The required quorum for the transaction of business at the annual meeting is a majority of the votes eligible to be cast by holders of shares of common stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the annual meeting (the "Votes Cast") with respect to such matter.

Abstentions. Abstentions will be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

Broker Non-Votes. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast.

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

Directors/Nominees

The Board of Directors is presently comprised of seven directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below, all of whom are currently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the annual meeting, the proxy holders will vote the proxies received by them for any substitute nominee who shall be designated by the current Board of Directors to fill the vacancy. The Board of Directors has no reason to believe that any nominee listed below will be unable or unwilling to serve as a director. Each person elected as a director will continue to serve until the next annual meeting or until his successor has been elected and qualified. A stockholder may not cast votes for more than seven nominees. If a quorum is present and voting at the annual meeting, the seven nominees receiving the highest number of affirmative votes will be elected as directors. Votes withheld from any director are counted for determining the presence or absence of a quorum, but have no other legal affect under Delaware law.

The names of the nominees, and certain information about them are set forth below.

                                                                                                Director
    Name of Nominee                   Age            Position with the Company                   Since
    ---------------                  ----            -------------------------                  -------
Stephen T. Baker                      44   Director                                           October 1999
John B. Balousek (1, 2)               57   Director                                           December 1998
David J. Domeier (1, 2)               49   Director                                           July 2002
Frank S. Fischer (2)                  55   Director                                           June 2002
David L. Grannan                      38   Chairman of the Board of Directors                 January 1999
James M. Judge (1)                    39   Director                                           March 2002
Steve W. Mitchell                     41   Chief Executive Officer, President and Director    April 2002

------------
(1)   Member of the Compensation Committee.

(2)   Member of the Audit Committee.

Mr. Baker joined the Company in October 1998 as Vice President and Chief Financial Officer. He was appointed to the Board of Directors in October 1999. He was promoted to President and Chief Operating Officer in September 2000. In June 2001, he stepped down from a management role with the Company while continuing to serve on the Board of Directors. From 1996 to 1998, he was Vice President, Finance and Controller for the Service Provider Messaging Group at Lucent Technologies, having started with Octel Communications prior to its acquisition by Lucent. From 1995 to 1996, Mr. Baker was the CFO for the Software Systems Group of Bell Communications Research. From 1993 to 1995 he was Controller at Novell after the acquisition of Unix System Laboratories (USL). At Unix System Laboratories, a worldwide software company, Mr. Baker was CFO from 1989 to 1993. Mr. Baker has also held a number of financial management and operational positions with AT&T Corporation from 1981 through 1989. He holds a B.A. from the University of Pennsylvania and an M.B.A. from the Columbia University Graduate School of Business.

Mr. Balousek joined the Board of Directors in December 1998. From 1998 to 1999 Mr. Balousek served as Executive Vice President and a founder of PhotoAlley.com, a San-Francisco-based start-up company providing electronic commerce services. From March to July 1996 he served as Chairman and CEO of True North Technologies, a digital and interactive services company of True North Communications, parent company of Foote Cone & Belding Communications, Inc., a global advertising and communications company. Mr. Balousek continued to serve as a Director of True North Communications until January 1997. From 1991 to February 1996 Mr. Balousek served as President, Chief Operating Officer and a director of Foote Cone & Belding Communications. In addition to Geoworks, he currently serves as a Director of Aptimus.com, Interland Corp., Central Garden & Pet, all publicly held companies, and EDP Holdings, a privately held company. During the Last Fiscal Year he also served on the Boards for Encirq Corp and Emmperative.com, both of which are privately held companies. Mr. Balousek holds a B.A. degree from Creighton University and a Masters degree from Northwestern University.

Mr. Domeier joined the Board of Directors in July 2002. Retired from his financial management career, he currently teaches business classes at Diablo Valley College in Pleasant Hill, California. Most recently, from 1995 until 2000, Mr. Domeier was Senior Vice President, Chief Financial and Administrative Officer and Treasurer for Aureal Inc., a semiconductor and software firm specializing in 3-D audio for the PC industry. Aureal filed a voluntary petition for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code on April 5, 2000, one month after Mr. Dormeier's resignation from the company. From 1983 through 1994 Mr. Domeier served in various senior financial positions with Safeway Inc., an international food retailer. He served as Senior Vice President and Corporate Controller from 1988 to 1992 and Chief Financial and Administrative Officer of the Northern California Division from 1992 to 1994. From 1982 to 1983 Mr. Domeier served as Controller for Cambridge Plan International, a diet and nutrition products firm and from 1979 to 1982 he served as Controller for the Robert A. McNeil Corporation, a national real estate syndication and property management firm. From 1975 to 1979 he worked as a Senior Auditor for Deloitte and Touche in San Francisco, where he earned his California CPA certification. Mr. Domeier received a B.S. in Business Administration, summa cum laude, from California State University, Fresno in 1975. Mr. Domeier serves on the Advisory Board of Hesaab Inc., a privately held accounting outsource services firm.

Mr. Fischer joined the Board of Directors in June 2002. Mr. Fischer is currently the President and Chief Executive Officer of Breadbox Computer Company, LLC, a developer of applications for GEOS and Symbian OS. Mr. Fischer founded Breadbox in 1990. He served as Vice President of Strategic Initiatives at MyTurn.com from June 2000 to March 2001. Between 1983 and 1989, Mr. Fischer founded and served as the President of Desert Elevator Company, Small Business Systems, and Homevision and Satellite Franchising, Inc. He held a number of financial management positions with Ingersoll Rand and its subsidiaries from 1978 to 1983 and was a Senior Auditor with the public accounting firm of Price Waterhouse from 1974 to 1978. Mr. Fischer received a B.S. in Accounting from New York University and is a Vietnam veteran with service in the United States Coast Guard from 1966-1970. Mr. Fischer is a Director and the Chairman of the Foundation for Computer Education, Inc., a non-profit corporation, and a director of the NYU Alumni Club, West Coast of Florida chapter an organization seeking 501(c)(3) status.

Mr. Grannan joined the Company in March 1998 as Vice President, Marketing and Business Development. Mr. Grannan was appointed President, Chief Executive Officer and Director by the Board of Directors in January 1999. In March 2002, his employment was terminated. He continues to serve on the Board of Directors as the Chairman. Prior to joining the Company, Mr. Grannan was an Area Vice President at Sprint PCS from June 1997 to March 1998. Prior to his position at Sprint, Mr. Grannan worked at Accenture (formerly Andersen Consulting) in the Communications Industry Group from May 1994 to June 1997, where he provided strategic services for many organizations. Mr. Grannan began his career as a Data Communications Officer in the United States Marine Corps. He holds a B.A. from Indiana University and received his M.B.A. from the University of California, Berkeley.

Mr. Judge joined the Board of Directors in March 2002. Mr. Judge is currently president and founder of Cambridge Consulting Solutions, a strategic and tactical marketing, consulting and solutions firm founded in 1997. His firm's client list includes Hewlett-Packard, Cisco, RSA Securities, Novell, VERITAS Software and BEA Systems. Mr. Judge has spent most of the past 15 years working with large and mid-sized enterprises and start-ups, applying traditional business development and product marketing approaches to new and emerging application software and service delivery models. From 1995-1997 he was a marketing manager at Hewlett-Packard. From 1985-1995 he held various marketing and operation management positions at AT&T and one of its new software startups UNIX System Laboratories. Mr. Judge received a B.A. from the University of North Carolina at Greensboro and a M.B.A. with a concentration in Information Systems Marketing from Wake Forest University.

Mr. Mitchell joined the Company in November 2000 as Vice President of Human Resources. The Board of Directors appointed Mr. Mitchell President, Chief Executive Officer and Director in April 2002. At Geoworks Mr. Mitchell has been a key member of the executive team and has been responsible for significant organizational and operational functions including human resources, corporate strategy and operations management. Prior to assuming the CEO position at the Company, he served as chief operating officer for Aureal Inc., a semiconductor and software firm specializing in 3-D audio for the PC industry. Aureal filed a voluntary petition for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code on April 5, 2000, one month after Mr. Mitchell became an executive officer of this company. Mr. Mitchell previously held various management positions at Nextel Communications where he was involved in driving and supporting the rapid growth of the company and was responsible for integration efforts with several acquisitions. Mr. Mitchell also had management recruiting responsibilities at Pacific Gas and Electric and Management Recruiters International. Mr. Mitchell holds a B.A. in English from the California State University at Hayward.

Board Meetings and Committees

The Board of Directors of the Company held a total of eight meetings during the fiscal year ended March 31, 2002 (the "Last Fiscal Year"). No director attended fewer than 75% of the meetings of the Board of Directors and its committees upon which such director served during his tenure. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors has no nominating committee nor any committee performing similar functions. In addition to meetings, the Board of Directors and its committees act through written consent proceedings.

During the Last Fiscal Year, the Audit Committee of the Board of Directors consisted of Mr. Balousek, David Neylon and Kevin P. Fitzgerald. Mr. Neylon and Mr. Fitzgerald resigned from their positions on the Board of Directors and its committees in March 2002 and February 2002, respectively. Mr. Fischer and Mr. Domeier joined the Board of Directors and the Audit Committee in June and July of 2002, respectively. The Audit Committee held four meetings during the Last Fiscal Year. The Audit Committee makes recommendations to the Board of Directors for the selection of the Company's independent auditors and reviews the Company's accounting, auditing, financial reporting and its system of internal accounting control functions. In addition, the Audit Committee monitors the quality of the Company's accounting principles and financial reporting, as well as the independence and the non-audit services performed by the Company's independent auditors. On April 26, 2000, the Board of Directors adopted a formal charter for the Audit Committee. A report of the Audit Committee can be found on page 16 of this Proxy Statement.

During the Last Fiscal Year, the Compensation Committee of the Board of Directors consisted of Mr. Balousek and Mr. Neylon. After Mr. Neylon's resignation, Mr. Judge and Mr. Domeier joined the Board of Directors and the Compensation Committee in March and July of 2002, respectively. The Compensation Committee held eleven meetings during the Last Fiscal Year. The Compensation Committee reviews and approves the Company's executive compensation policy, including the salaries and bonuses of the Company's executive officers, and administers the Company's equity incentive plans. A report of the Compensation Committee can be found on page 14 of this proxy statement.

Director Compensation

Since July 2001 the Company has provided cash compensation of $1,000 per quarter to each of its non-employee directors for service as directors and has reimbursed their travel expenses for attending meetings. Non-employee directors are also eligible to receive discretionary stock option grants under the Company's 1994 Stock Plan. During the Last Fiscal Year, the Company's non-employee directors did not receive discretionary stock option grants; however, they did receive restricted stock grants in June 2001, which they agreed with the Company to rescind in December 2001. In connection with the restricted stock grants, each of Messrs. Neylon, Fitzgerald, Cole and Balousek received one-time cash bonuses of $11,522, $9,218, $9,218 and $9,218, respectively, in July 2001, which were originally intended to assist them in meeting their estimated income tax obligations with respect to the restricted stock grants.

THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR EACH OF THESE NOMINEES.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company's common stock as of July 19, 2002, by (a) each stockholder who is known by the Company to beneficially own more than 5% of the Company's common stock, (b) the Company's Chief Executive Officer and the four other most highly compensated executive officers (based on salary and bonus during the Last Fiscal Year) who were serving as executive officers at the end of the Last Fiscal Year ("the Named Executive Officers"),
(c) each director/nominee of the Company, and (d) all current directors and executive officers of the Company as a group. To the Company's knowledge, except as otherwise indicated in the footnotes to this table, each person has sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable. The percentages in the column entitled "Percentage of Common Stock Outstanding" were determined using 23,782,843 shares of common stock, the number of outstanding shares of common stock on July 19, 2002.

                                                                                       Percentage of Common Stock
Beneficial Owner                                          Shares Beneficially Owned            Outstanding
----------------                                          -------------------------            -----------
Science Applications International Corp. (1)                        2,782,881                    11.70%
Toshiba Corporation (2)                                             1,459,302                     6.14%
Stephen T. Baker (3)                                                  397,885                     1.67%
David L. Grannan (4)                                                  333,725                     1.40%
Steve W. Mitchell (5)                                                 237,500                       *
Timothy J. Toppin (6)                                                 185,000                       *
David Pepe (7)                                                        112,500                       *
John B. Balousek (8)                                                  104,320                       *
James M. Judge (9)                                                     16,500                       *
Frank S. Fischer (10)                                                  12,500                       *
Christopher A. Waldo                                                       --                       --
David J. Domeier                                                           --                       --
All directors and executive officers
as a group (10 persons)(11)                                         1,674,930                     7.04%

----------

*     Less than one percent of the outstanding shares of common stock.

(1) Based on the Form 144 filed March 26, 2002 by Science Applications International Corporation ("SAIC") on behalf of itself, and Telcordia Venture Capital Corporation ("TVCC"). The address of SAIC is 10260 Campus Point Drive, San Diego, California 92121 and the address of TVCC is 3993 Howard Hughes Parkway, Suite 570, Las Vegas, Nevada 89109.

(2)   Based on information provided to the Company by Toshiba Corporation.

(3) Includes 328,362 shares issuable upon the exercise of options that were exercisable as of the Record Date, or within 60 days from such date.

(4) Includes 312,500 shares issuable upon the exercise of options that were exercisable as of the Record Date, or within 60 days from such date.

(5) Includes 237,500 shares issuable upon the exercise of options that were exercisable as of the Record Date, or within 60 days from such date.

(6) Includes 175,000 shares issuable upon the exercise of options that were exercisable as of the Record Date, or within 60 days from such date.

(7) Includes 112,500 shares issuable upon the exercise of options that were exercisable as of the Record Date, or within 60 days from such date.

(8) Includes 94,120 shares issuable upon the exercise of options that were exercisable as of the Record Date, or within 60 days from such date.

(9) Includes 12,500 shares issuable upon the exercise of options that were exercisable as of the Record Date, or within 60 days from such date.

(10) Includes 12,500 shares issuable upon the exercise of options that were exercisable as of the Record Date, or within 60 days from such date.

(11) Includes 1,559,982 shares issuable upon the exercise of options that were exercisable as of the Record Date, or within 60 days from such date.

                             EXECUTIVE COMPENSATION

The following table sets forth annual compensation received for services rendered to the Company, for the three fiscal years ended March 31, 2000, 2001 and 2002 by (i) the Named Executive Officers:

                           Summary Compensation Table

                                                                                                                 Long-Term
                                                                                                               Compensation
                                                                              Annual Compensation                  Awards
                                                               ---------------------------------------------------------------
                                                                                                                  Number of
                                                                                                                 Securities
                                                                                                                  Underlying
                                                                                                                  Restricted
                                                                              Bonus ($)     401(k) Matching         Stock or
Name and Principal Position                          Year      Salary ($)       (1)        Contributions (1)    Options (#)(2)
---------------------------                          ----      ----------     ---------    -----------------    --------------
David L. Grannan (3)                                 2002      $ 256,984      $  99,053       $   3,167            300,000
President and Chief Executive Officer                2001      $ 232,500      $  74,564       $   2,520            140,000
                                                     2000      $ 183,900      $  56,767              --                 --

Timothy J. Toppin (4)                                2002      $ 145,000      $  29,380       $   2,323            150,000
Vice President, Chief Financial Officer              2001      $ 132,396      $  22,213       $   1,838            176,800
                                                     2000      $ 105,000      $  15,507              --             40,500

David Pepe                                           2002      $ 192,570      $  44,575       $   1,120            150,000
Senior Vice President, Mobile Products and           2001      $ 106,859      $  13,225       $   1,120            315,000
Services

Steve W.  Mitchell (5)                               2002      $ 145,000      $  29,084       $   3,756            150,000
Vice President, Human Resources                      2001      $  58,834      $  16,962              --                 --

Christopher A. Waldo (6)                             2002      $ 151,521      $  37,948              --                 --
Vice President, Sales                                2001      $ 123,038      $  23,155              --            224,000

(1) Includes regular cash bonuses earned for the Last Fiscal Year, whether accrued or paid, and one-time cash bonuses paid to each of Messrs. Grannan, Waldo, Toppin, Pepe and Mitchell in June 2001 in the amount of $55,305, $ 23,044, $ 13,826, $ 23,044 and $ 13,826, respectively, which were originally intended to assist them in meeting their estimated income tax obligations relating to certain restricted stock grants described further in footnote 2 to this table.

(2) Each of Messrs. Grannan, Waldo, Toppin, Pepe and Mitchell was granted 60,000, 25,000, 15,000, 25,000 and 15,000 shares of restricted stock, respectively, in June 2001. In November 2001, the Company adopted an Option Exchange Program, described further on page 9 of this Proxy Statement, pursuant to which each of the Company's employees was given the opportunity to exchange all of their outstanding options, whether vested or unvested, for new non-statutory stock option to purchase a different number of shares, with a new vesting schedule commencing on the date of grant and a lower strike price. Each of Messrs. Grannan, Toppin, Pepe and Mitchell participated in the Option Exchange Program and received a new option for 300,000, 150,000, 150,000 and 150,000 shares of common stock, respectively. Each of them also agreed with the Company to rescind their restricted stock grants in light of the Option Exchange Program. Mr. Waldo did not participate in the Option Exchange Program and retained his restricted stock grant; as a result, the share numbers in the last column of the table for the Last Fiscal Year represent shares subject to options. All of the Company's outstanding stock options were out of the money as of the Record Date.

(3)   Mr. Grannan's employment was terminated effective as of March 2002.

(4) Mr. Toppin was promoted from Controller to Vice President and Chief Financial Officer in September 2000.

(5) Mr. Mitchell joined the Company in November 2000 as Vice President of Human Resources. Mr. Mitchell was promoted to President and Chief Executive Officer and joined the Board of Directors in April 2002.

(6)   Mr. Waldo's employment was terminated effective as of December 2001.

                        Option Grants in Last Fiscal Year

The following table sets forth certain information with respect to stock options awarded to each of the Named Executive Officers during the Last Fiscal Year. Messrs. Grannan, Toppin, Pepe, Waldo and Mitchell were granted 60,000, 15,000, 25,000, 25,000 and 15,000 shares, respectively, of restricted stock in June 2001. In November 2001, the Company adopted an Option Exchange Program, described further on page 9 of this Proxy Statement, pursuant to which each of the Company's employees was given the opportunity to exchange all of their outstanding options, whether vested or unvested, for a new non-statutory stock option to purchase a different number of shares, with a new vesting schedule commencing on the date of grant and a lower strike price. Each of the Named Executive Officers other than Mr. Waldo participated in the Option Exchange Program and agreed with the Company to rescind their restricted stock award. As a result, the table below provides information with respect to the new options granted in connection with the Option Exchange Program. In accordance with the rules of the Securities and Exchange Commission, also shown below is the potential realizable value over the term of the options (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually and rounded to the nearest dollar. These amounts are based on certain assumed rates of appreciation and do not represent the Company's estimate of future stock price performance. Actual gains, if any, on stock option exercises will be dependent on the common stock's future price performance. If the stock price does not increase above the exercise price at the time of exercise, realized value to the Named Executive Officers from these options will be zero.


                                              Individual Grants                        Potential Realizable
                           --------------------------------------------------------      Value at Assumed
                           Number of                                                       Annual Rate of
                           Securities      % of Total                                        Stock Price
                           Underlying       Options                                       Appreciation for
                            Options        Granted to       Exercise                         Option Term
                            Granted        Employees        Price Per    Expiration  -------------------------
       Name                   (1)        in Fiscal 2002       Share         Date          5%            10%
       ----                   ---        --------------       -----         ----     -----------   -----------
David L. Grannan            300,000          7.01%            $1.11       12/7/2003   $34,132.50   $69,930.00
Timothy J. Toppin           150,000          3.51%            $1.11       12/7/2003   $17,066.25   $34,965.00
David Pepe                  150,000          3.51%            $1.11       12/7/2003   $17,066.25   $34,965.00
Steve W. Mitchell           150,000          3.51%            $1.11       12/7/2003   $17,066.25   $34,965.00
Christopher A. Waldo (2)         --            --                --              --           --           --

(1) Each of these options was issued to the Named Executive Officer in connection with the Option Exchange Program , have a two-year term and vest at a rate of 1/12th of the option per month over 12 months beginning December 1, 2001. See "Option Exchange Program" on page 9 of this Proxy Statement for more information about these options.

(2)   Mr. Waldo did not participate in the Option Exchange Program.

   Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
                                     Values

      The following table provides information with respect to the Named Executive Officers' unexercised options at March 31, 2002.

                                                      Number of Securities Underlying        Value of Unexercised In-the-Money
                                                       Unexercised Options at Fiscal                 Options at Fiscal
                          Shares                                  Year-End                              Year-End (2)
                        Acquired on     Value                     --------                              ------------
       Name             Exercise(#)  Realized($)(1)  Exercisable (#)    Unexercisable(#)    Exercisable (#)     Unexercisable (#)
       ----             -----------  --------------  ---------------    ----------------    ---------------     -----------------
David L. Grannan             --       $       --       300,000                     0          $     0                $     0
Timothy J. Toppin            --       $       --        37,500               112,500          $     0                $     0
David Pepe                   --       $       --        37,500               112,500          $     0                $     0
Steve W. Mitchell            --       $       --        37,500               112,500          $     0                $     0
Christopher A. Waldo         --       $       --             0                     0          $     0                $     0

(1) No options were exercised by Named Executive Officers during the Last Fiscal Year.

(2) None of the unexercised stock options were in the money as of July 19, 2002.

                       Summary of Option Exchange Program

On November 5, 2001, the Company announced an offer to its employees with outstanding stock options to exchange such options for a new option to purchase a different number of shares of common stock priced as of December 7, 2001. Participation in the program was voluntary and was accepted by almost all employees including the Company's executive officers. The replacement options vest and become exercisable in twelve equal monthly increments. The first vest date was December 31, 2001. The options were granted on December 7, 2001 with a price of $1.11 per share, which was the closing price for the Company's common stock as reported by Nasdaq on that date. Each of the new options provides for accelerated vesting under certain circumstances. See "Employment Contracts, Terms of Employment and Change in Control Arrangements," on page 10 of this Proxy Statement.

As a result of the Option Exchange Program, the Company cancelled employee stock options to purchase a total of 3,550,264 shares of Common Stock with varying exercise prices and in exchange issued employee stock options to purchase a total of 3,275,000 shares of Common Stock with an exercise price of $1.11 per share. . The following table sets forth certain information with respect to the Named Executive Officers' participation in the Option Exchange Program, with the exception of Mr. Waldo, who did not participate in the program.

                            10-Year Option Repricings

                                                                                                                       Length of
                                                  Number of                                                             Original
                                     Number of    Securities                                                          Option Term
                                     Securities   Underlying     Market Price of                                      Remaining at
                                     Underlying    Options       Common Stock at   Exercise Price at   New Exercise     Date of
                                      Repriced   Cancelled in   Time of Repricing  Time of Repricing       Price        Repricing
          Name            Date (1)  Options (#)  Repricing (#)     ($/Share)(1)         ($/Share)      ($/Share) (1)     (Years)
          ----            --------  -----------  -------------  -----------------  -----------------   -------------  ------------
David L. Grannan          12/7/01    300,000                         $ 1.11                               $ 1.11
 President and Chief                                  8,750                             $  1.9375                         6.75
 Executive Officer                                  104,200                             $  3.6250                         6.42
                                                     25,000                             $  3.6250                         7.67
                                                    135,000                             $  3.6250                         7.67
                                                     50,000                             $  3.6250                         7.17
                                                     44,228                             $  9.0000                         8.42
                                                     55,772                             $  9.0000                         8.42
                                                     40,000                             $  4.1250                         8.75
                          11/20/98                  150,000                             $  4.1875                         9.50

Timothy J. Toppin         12/7/01    150,000                         $ 1.11                               $ 1.11
Vice President and CFO                               28,333                             $  2.8130                         7.25
                                                     12,000                             $ 15.1875                         8.50
                                                     17,463                             $ 11.7500                         8.75
                                                     82,537                             $ 11.7500                         8.75
                                                     64,800                             $  4.1250                         8.83

David Pepe                12/7/01    150,000                         $ 1.11                               $ 1.11
Senior Vice President,                               28,828                             $ 13.8750                         8.58
Mobile Products and                                 121,172                             $ 13.8750                         8.58
Services                                              4,688                             $ 11.7500                         8.75
                                                     70,312                             $ 11.7500                         8.75
                                                     90,000                             $  4.1250                         8.83

Steve Mitchell            12/7/01    150,000                         $ 1.11                               $ 1.11
Vice President, Human
  Resources                                          78,048                                     $                         8.92
                                                     21,952                                     $                         8.92

----------
(1) Refers to the closing price of the Common Stock on the Nasdaq National Market on the date the new options were granted.

  Employment Contracts, Terms of Employment and Change in Control Arrangements

Mr. Grannan's Employment Agreement

The Company entered into an employment agreement with its former President and Chief Executive Officer, David L. Grannan in January 1999, which was amended in November 2000. Mr. Grannan's employment with the Company was terminated as of April 1, 2002. Pursuant to the terms of his employment agreement, upon his termination, Mr. Grannan's stock option became fully vested and exercisable and he became entitled to salary continuance of $20,000 per month and continuation of his other Company benefits, which primarily consist of health and dental insurance for Mr. Grannan and his dependents, and disability insurance, for a period of 18 months from his termination date.

Change in Control Arrangements

Each of the new options issued in connection with the Option Exchange Program (with the exception of Mr. Grannan's new option which incorporated the terms of his employment agreement) provides that 50% of the unvested portion of the option will vest in full upon a Change of Control (as defined below) and the remainder of the option will vest in full in the event that the optionee's employment with the Company is terminated upon the Change of Control.

As defined in each of the new options, "Change of Control" means:

      o A merger or consolidation in which securities possessing more than 50% of the total combined voting power of Geoworks' outstanding securities are transferred to one or more persons who were not Geoworks stockholders immediately before such merger or consolidation; or

      o The sale, transfer or other disposition of all or substantially all of the Company's assets.

A transaction shall not constitute a Change of Control if its sole purpose is to change the Company's state of incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

United Kingdom Employment Contracts

All of the Company employees in the United Kingdom ("UK") have a customary form of employment contract with our local subsidiary that summarizes pay and benefits, holidays and notice requirements. Mr. Norbury and Mr. Griffiths, who became executive officers in April 2002, also have similar summary employment contracts. Mr. Norbury's base salary is currently UK (pound)75,000 per month and Mr. Griffiths' is UK (pound)73,814 per month. Mr. Norbury is entitled to three month's notice of termination and Mr. Griffiths is entitled to one month's notice until he has at least five years of service, after which time period his notice entitlement increases to three months. Changes to these contracts require the agreement of employer and employee. Additional severance and notice benefits may be available to these employees in the United Kingdom pursuant to local law.

       Disclosure with Respect to the Company's Equity Compensation Plans

The following table gives information about the existing equity compensation plans as of March 31, 2002, including , the 1994 Stock Plan (the "1994 Plan"), the 1996 Supplemental Plan (the "1996 Plan") and the 1997 Supplemental Plan for UK Employees (the "UK Plan"), collectively referred to as the "Plans".

                                      (a)                         (b)                              (c)
                           -------------------------------------------------------------------------------------------
                                                                                     Number of securities remaining
                            Number of securities to    Weighted-average exercise      available for future issuance
                            be issued upon exercise       price of outstanding       under equity compensation plans
                            of outstanding options,             options,             (excluding securities reflected
      Plan Category           warrants and rights         warrants and rights                in column (a))
----------------------------------------------------------------------------------------------------------------------
Plan Approved by
Stockholders                        1,221,490                    $4.51                          4,437,957

Plans Not Approved by
Stockholders                        1,791,248                    $1.36                          1,983,857

Total                               3,012,738                    $2.64                          6,421,814

The 1996 Plan and the UK Plan

In 1996 and 1997, the Board of Directors approved the 1996 Plan and the UK Plan (the "Non-Stockholder Approved Plans"), respectively. These Plans were not required to be and were not approved by the Company's stockholders. The purpose of the Non-Stockholder Approved Plans is to attract and retain the best available personnel for positions of substantial responsibility and to provide additional incentives. Under the 1996 Plan, grants may be made to officers, employees or consultants of the Company. Grants may not be made under the 1996 Plan to members of the Company's Board of Directors. Under the UK Plan, grants may be made to employees or consultants of the Company. Grants may not be made under the UK Plan to members of the Company's Board of Directors. Each of the Non-Stockholder Approved Plans authorizes the grant of non-qualified stock options with terms not to exceed ten years from the date of grant. Historically, options granted under the Non-Stockholder Approved Plans vested ratably over a four-year period beginning at the grant date and expired ten years from the date of grant; however, as a result of the Option Exchange Program and grants made in June 2002, all of the outstanding options under the Non-Stockholder Approved Plans vest over a twelve-month period beginning on the date of grant. The Option Exchange Program grants expire two years from the date of grant while the June 2002 grants expire in ten years. The Board of Directors or the Compensation Committee may amend or terminate the Non-Stockholder Approved Plans without stockowner approval, but no amendment or termination of either of the Non-Stockholder Approved Plans may adversely affect any award previously granted under the plan without the written consent of the award recipient.

                              CERTAIN TRANSACTIONS

The Company has entered into indemnification agreements with each of its directors and executive officers. These agreements require the Company to indemnify such individuals to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Company.

During the Last Fiscal Year, and before Mr. Judge joined the Board of Directors, Cambridge Consulting Solutions provided consulting and recruiting services to the Company in exchange for $76,554. Mr. Judge is the President and the largest shareholder of this company. The Company believes this transaction was in its best interest. As a matter of policy, all transactions between the Company and any of its officers, directors or principal stockholders are approved by a majority of the disinterested members of the Board of Directors, on terms no less favorable to the Company than could be obtained from unaffiliated third parties and must serve the bona fide business purposes of the Company.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the Last Fiscal Year, the Company's Compensation Committee consisted of Messrs. Neylon and Balousek. Mr. Neylon resigned in March 2002. Mr. Judge was appointed to the Board and the Compensation Committee in March 2002. Mr. Domeier joined the Board and both the Audit and Compensation Committees in July 2002. No member of the Company's Compensation Committee was an officer (within the meaning of the federal securities law) or employee of the Company at any time during the Last Fiscal Year and no executive officer (within the meaning of the federal securities laws) of the Company is or has served on the board of directors or compensation committee of any other entity that has or has had one or more of its executive officers serving as a member of the Company's board of directors.

                                PERFORMANCE GRAPH

The following graph shows a comparison of cumulative total stockholder return, calculated on a dividend reinvested basis, for the Company, the Nasdaq Composite Stock Market Index (US) and the JP Morgan Hambrecht & Quist Software Sector Index and the Fidelity Select Software and Services Fund from March 31, 1997 through March 31, 2002. The graph assumes that $100 was invested in the Company's common stock, the Nasdaq Composite Stock Market Index (US), the JP Morgan Hambrecht & Quist Software Sector Index, and the Fidelity Select Software and Services Fund from March 31, 1997 through March 31, 2002. Note that historic stock price performance is not necessarily indicative of future stock price performance.

The maintenance of the JP Morgan Hambrecht & Quist Software Sector Index was discontinued during the Last Fiscal Year. As a result, the Fidelity Select Software and Services Fund is included in the Performance Graph, in order to provide what the Company believes to be a substantially similar model for comparison through the end of the Last Fiscal Year.

                              Geoworks Corporation
                   Fidelity Select Software and Services Fund
                     JP Morgan H&Q Computer Software Index
                        Nasdaq Stock Market - U.S. Index

                              [LINE CHART OMITTED]

       Measurement                                 JP Morgan H&Q         Fidelity
     Period (Fiscal                                  Software          Software and         Nasdaq Stock
      Year Covered)             Geoworks            Sector Index       Services Fund        Market -U.S.
      -------------             --------            ------------       -------------        ------------
         Mar-97                  100.00               100.00               100.00               100.00
         Jun-97                   87.76               118.76               114.71               118.04
         Sep-97                  247.43               142.41               131.95               137.98
         Dec-97                  145.32               132.20               124.38               128.54
         Mar-98                  112.39               171.99               154.60               150.26
         Jun-98                   52.87               178.28               157.07               155.09
         Sep-98                   20.24               148.71               147.40               138.65
         Dec-98                   54.68               173.09               175.46               179.48
         Mar-99                   47.73               173.01               192.49               201.47
         Jun-99                   45.32               197.47               200.84               219.87
         Sep-99                   46.22               219.33               208.62               224.78
         Dec-99                  253.02               393.81               328.22               333.09
         Mar-00                  538.07               415.35               344.46               374.30
         Jun-00                  237.92               366.90               327.38               324.64
         Sep-00                  111.48               425.88               355.70               300.63
         Dec-00                   44.41               294.43               268.94               202.22
         Mar-01                   18.88               179.08               196.58               150.63
         Jun-01                   22.66                --                  276.35               176.85
         Sep-01                   10.73                --                  162.69               122.68
         Dec-01                   14.80                --                  250.08               159.65
         Mar-02                    5.14                --                  236.36               151.05

                          COMPENSATION COMMITTEE REPORT

Introduction

The Company's Compensation Committee is responsible for reviewing and recommending the Company's executive compensation for approval by the Board of Directors. During the Last Fiscal Year, the Compensation Committee included Mr. Neylon and Mr. Balousek. Mr. Neylon resigned from the Compensation Committee in March 2002. Mr. Judge and Mr. Domeier joined the Compensation Committee in March and July 2002, respectively.

Compensation Philosophy

The objectives of the Compensation Committee are to attract, retain and reward executives who contribute to the Company's success, to motivate executive officers to achieve the Company's business objectives and to reward individual performance.

Compensation Program

The Company has a comprehensive compensation program that consists of the following principal components:

The first component of the Company's executive compensation package is base salary and related benefits. Each executive officer receives a base salary and benefits based on competitive compensation information and his responsibilities and performance. The Compensation Committee's approach has not been to recommend a reduction in base salary and related benefits in the absence of a reduction in the level of responsibility of an executive officer. During the Last Fiscal Year, no executive officer received an increase or "raise" in annual base salary and related benefits primarily as a result of the Company's limited cash resources.

The second component of the Company's executive compensation package is cash bonuses. Each year, the Company establishes bonus compensation formulas for each executive officer based on individual performance criteria. This arrangement provides each executive officer with the opportunity to earn cash bonuses to the extent he meets his individual performance criteria. Generally, assuming an executive officer has met each of his quarterly goals, his annual cash bonus will be equal to approximately 20% of his base salary and will be payable on a quarterly basis.

The third component of the Company's executive compensation package is equity-based incentives, typically in the form of stock options. The Company believes stock options help to align the interests of the executive officers of the Company with the long-term interests of the Company's stockholders and encourage them to remain with the Company. Generally, the Company grants stock options at exercise prices equal to the fair market value of the Company's common stock, as determined at the time of grant. The Company's stock option plans have been established to provide employees of the Company with an opportunity to participate, along with the stockholders of the Company, in the long-term performance of the Company. Grants are generally made to employees upon commencement of employment, on an annual basis after the first year of employment, and occasionally thereafter, following a significant change in job responsibilities, scope or title. Such grants are made on the basis of a quantitative and qualitative analysis of individual performance, the Company's financial performance, and the employee's existing options. Historically, stock options granted under the Company's plans typically have a four-year vesting schedule and expire ten years from the date of grant. No stock option grants were made to the Company's executive officers during the Last Fiscal Year. The Compensation Committee recommended, and the Board of Directors approved, the issuance of a restricted stock grant to each of its executive officers and directors in June 2001. These grants, with the exception of a grant made to Mr. Waldo, the Company's former Vice President Sales, were rescinded in connection with the Company's Option Exchange Program. For more information on the Option Exchange Program, please see page 9 of this Proxy Statement.

Chief Executive Officer Compensation

Mr. Grannan served as the Company's President and Chief Executive Officer from January 1999 until the end of the Last Fiscal Year. The Company entered into an employment agreement with Mr. Grannan, dated as of January 9, 1999, which was amended on November 21, 2000 (the "Grannan Agreement"). The Grannan Agreement provided that Mr. Grannan was entitled to an annual base salary of $240,000 and a quarterly cash bonus equal to 35% of his annual base salary, or $84,000, payable quarterly. Mr. Grannan's employment agreement also provided that his base salary and bonus would be reviewed annually by the Board of Directors and could, at the discretion of the Board of Directors, be increased accordingly. During the Last Fiscal Year, the Compensation Committee made its recommendations to the Board of Directors with respect to Mr. Grannan's compensation based upon the same criteria as the other executive officers of the Company.

While Mr. Grannan made recommendations with respect to the compensation levels, goals and performance of the other executive officers, he did not participate in discussions regarding his own compensation or performance.

The Board of Directors terminated Mr. Grannan's employment with the Company in March 2002. According to the terms of his employment agreement, upon his termination by the Company, Mr. Grannan's stock options became fully vested and he became entitled to receive 18 months of salary continuation, payable in equal semi-monthly installments, as well as 18 months of his other Company benefits, which primarily consists of health and dental insurance for Mr. Grannan and his dependents, and disability insurance.

Section 162(m) Policy:

The Compensation Committee has considered the potential impact of Section 162(m) (the "Section") of the Code adopted under the federal Revenue Reconciliation Act of 1993. The Section disallows any tax deduction for a publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any Named Executive Officer, unless compensation is performance-based. Since the targeted cash compensation of each of the Named Executive Officers has historically been and is expected during the next fiscal year to continue to be below the $1 million threshold and the Compensation Committee believes that any options granted will be characterized as performance-based under the regulations under the Section, the Compensation Committee believes that the Section will not reduce any tax deduction available to the Company.

The information contained in the report shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates this information by reference into that filing. This Compensation Committee Report shall not otherwise be deemed soliciting material or filed under such Acts.

                                              Respectfully submitted by:

                                              The Compensation Committee


                                              JOHN B. BALOUSEK
                                              JAMES M. JUDGE (since March 2002)
                                              DAVID J. DOMEIER (since July 2002)

                             AUDIT COMMITTEE REPORT

During the Last Fiscal Year, the members of the Audit Committee of the Board of Directors were Messrs. Balousek, Neylon and Fitzgerald. Messrs. Neylon and Fitzgerald resigned from the Audit Committee in March 2002 and February 2002, respectively. Messrs. Fischer and Domeier were appointed to the Audit Committee in June and July of 2002, respectively. Each member of the Audit Committee is an "independent" director as defined by the charter and 4200(a)(14) of the Nasdaq Marketplace Rules. The Audit Committee provides assistance to the Board in fulfilling their responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the Company.

Management is responsible for the Company's internal controls, preparation of financial statements and the financial reporting process. The Company's independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to issue a report on those financial statements. The Audit Committee monitors and oversees these processes. In this regard, the Audit Committee reports as follows:

      o We have reviewed the Company's audited financial statements for the Last Fiscal Year and discussed these financial statements with the management of the Company and with Ernst & Young LLP, the Company's independent auditors, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

      o We have discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees) which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

      o We have discussed with the auditors their independence and have received the written disclosures and letter required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees").

Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors, and the Board of Directors has approved, the inclusion of the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2002. The Audit Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 2003.

                                          Respectfully submitted by:

                                          The Audit Committee


                                          JOHN B. BALOUSEK
                                          FRANK S. FISCHER  (since June 2002)
                                          DAVID J. DOMEIER  (since July 2002)

                             AUDIT AND RELATED FEES

Audit Fees

The aggregate fees billed to the Company by Ernst & Young LLP for the audit of the Company's annual financial statements for the Last Fiscal Year and for the review of the financial statements included in the Company's quarterly reports on Form 10-Q for the Last Fiscal Year totaled $140,000.

All Other Fees

The aggregate fees billed to the Company by Ernst & Young LLP for services rendered to the Company during the Last Fiscal Year, other than the services described above under "Audit Fees" totaled $76,000. These services included services relating to the Company's filings with the Securities and Exchange Commission, tax compliance services and accounting consultations.

The Audit Committee considered and determined that the provision of the services other than the services described under "Audit Fees" is compatible with maintaining the independence of the independent auditors.

        PROPOSAL 2--RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has selected Ernst & Young LLP as the independent auditors for the Company for the fiscal year ending March 31, 2003. Ernst & Young LLP has audited the Company's financial statements since the six-month period ended March 31, 1990.

A representative of Ernst & Young LLP is expected to be present at the annual meeting, will have an opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions from stockholders.

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2003.

                                  OTHER MATTERS

Other Matters to be Considered at the Annual Meeting

The Company knows of no other matters to be submitted to the annual meeting. If any other matters properly come before the annual meeting, or any continuation of the meeting pursuant to adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission (the "SEC") within specified time periods. Executive officers, directors and 10% stockholders are also required by the SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon its review of copies of such forms received by it, or written representations from such persons that no filings were required for them, the Company believes that during the year ended March 31, 2002, all Section 16(a) filing requirements applicable to its executive officers and directors were met.

Deadline for Receipt of Stockholder Proposals

Stockholder proposals that are intended to be presented at the Company's 2003 annual meeting of stockholders must be received by the Company at the Company's principal executive office located at 6550 Vallejo Street, Suite 102, Emeryville, California, 94608 no later than April 2, 2003 in order to be included in the proxy statement for that meeting. Stockholders wishing to bring a proposal before the 2003 annual meeting of stockholders (but not include it in the Company's proxy material) must provide written notice of such proposal to the attention of Timothy J. Toppin, Secretary, 6550 Vallejo Street Suite 102, Emeryville, California 94608, by the later of July 13, 2003 or the 10th day following the day on which public announcement of the 2003 annual stockholders meeting is first made.

                                      By Order of the Board of Directors

                                      /s/ Timothy J. Toppin

                                      TIMOTHY J. TOPPIN
                                      Secretary

Dated: August 1, 2002


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